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                                                       EXHIBIT 99.10
                                                       -------------
Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of SAFECO Resource Variable Account B, dated February 26, 1999, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 12, 1999, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-4, No. 33-06546) and related Prospectus of SAFECO Resource Variable Account B.

                                             /s/ ERNST & YOUNG LLP

Seattle, Washington
April 27, 1999